Form 8-K, Exhibit 10.5

PROXY AGREEMENT

This Proxy Agreement (the “Agreement”) is entered into as of November 17, 2008 between General Red Company, Ltd., a limited liability company organized under the laws of British Virgin Islands (“General Red BVI”), and Xingguo General Red Navel Orange Preservation Company, Ltd (“Xingguo”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”), and each of the shareholders of Xingguo (“Shareholders”). General Red BVI, Xingguo, and Shareholders are collectively referred to in this Agreement as the “Parties.”

RECITALS

A.	The Shareholders hold a majority of the outstanding shares of Xingguo, a company with limited liability organized under the laws of the PRC (the “Company”);

B.

The Shareholders are willing to entrust the person designated by General Red BVI with their voting rights (with respect to shares held by each such party) without any limitations, at any shareholder meeting of the Company.

NOW THEREFORE, the parties agree as follows:

1.

Each Shareholder hereby agrees to irrevocably grant the person designated by General Red BVI with the right to exercise his, her or its shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Company (or by written consent in lieu of a meeting) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote the directors and the Chairman as the authorized representative of the shareholders of Company.

2.

General Red BVI agrees to designate the person who accepts the authority granted by the Shareholders hereunder pursuant to the Article 1 of this Agreement, and the designated person shall represent the Shareholders to exercise the Shareholders’ voting rights and other shareholder rights pursuant to this Agreement.

3.

The Shareholders hereby acknowledge that, whatever any change with the equity interests of Company, they shall both entrust the person designated by General Red BVI with all shareholder’s voting rights and all the rights of shareholders; if the Shareholders transfer their equity interests of Company to any individual or company, General Red BVI, or the individuals or entities designated by General Red BVI (the “Transferee”), they shall compel and assure that such Transferee sign an agreement with the same terms and conditions of this Agreement granting General Red BVI the shareholder rights of Transferee.

4.

The Shareholders hereby acknowledge that the obligations of the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

5.

The Shareholders hereby acknowledge that if General Red BVI withdraws the appointment of the relevant person, General Red BVI will withdraw the appointment and authorization to this person and authorize other persons, in substitution, designated by General Red BVI for exercising shareholder voting rights and other rights of themselves at the shareholder meetings of the Company.

6.	This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall be effective simultaneously.

7.	The effective term shall be ten (10) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement.

8.	Any amendment and/or rescission shall be agreed by the Parties in writing.

IN WITNESS WHEREOF each party hereto have caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

GENERAL RED BVI:

By: /s/   Xingping Hou
     Xingping Hou

Director

XINGGUO:

By: /s/   Xingguo General Red Navel Orange Preservation Company, Ltd.
     Xingguo General Red Navel Orange Preservation Company, Ltd.

SHAREHOLDERS:

[SIGNATURES PAGES FOR SHAREHOLDERS FOLLOWS]

By: /s/   Xingping Hou
     Xingping Hou

By: /s/  Xingguo General Fruits Development Company, Ltd.
     Xingguo General Fruits Development Company, Ltd.